UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

RadNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 16, 2011, the stockholders considered and approved five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2012 Annual Meeting of Stockholders: Howard G. Berger, M.D.; Marvin S. Cadwell; John V. Crues, III, M.D.; Norman R. Hames; Lawrence L. Levitt; Michael L. Sherman, M.D.; and David L. Swartz, based on the following votes:

Director	For	Withheld	Broker Non-Votes
Howard G. Berger, M.D.	16,188,250	781,493	15,031,286
Marvin S. Cadwell	16,212,280	757,463	15,031,286
John V. Crues, III, M.D.	16,093,585	876,158	15,031,286
Norman R. Hames	16,206,542	763,201	15,031,286
Lawrence L. Levitt	15,493,807	1,475,936	15,031,286
Michael L. Sherman, M.D.	15,493,412	1,476,331	15,031,286
David L. Swartz	15,495,332	1,474,411	15,031,286

Proposal 2

The amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance from 6,500,000 to 11,000,000 was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
13,923,993	3,006,689	39,062	15,031,285

Proposal 3

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was ratified based on the following votes:

For	Against	Abstentions
31,719,989	138,677	142,361

Proposal 4

The advisory (non-binding) vote on the compensation of the Company’s named executive officers was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
16,208,243	667,285	94,215	15,031,286

Proposal 5

The advisory (non-binding) vote on the frequency of the advisory (non-binding) vote on the compensation of the Company’s named executive officers received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
15,630,202	176,447	1,127,085	36,009	15,031,286

In addition, the Company has decided, consistent with the Board’s recommendation and the vote of stockholders, to submit a separate resolution on the compensation of executives to stockholders for an advisory (non-binding) vote annually in its proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2011	RadNet, Inc.

	By:	/s/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel